    As filed with the Securities and Exchange Commission on November 15, 2000
                                                            Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                       INKINE PHARMACEUTICAL COMPANY, INC.
             (Exact name of registrant as specified in its charter)
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                 New York                                       13-3754005
   ---------------------------------                       ------------------
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                          Identification No.)

          Sentry Parkway West
1787 Walton Road, Building 18, Suite 440
             Blue Bell, Pa                                         19422
 -------------------------------------                     ------------------
(Address of Principal Executive Offices)                        (Zip Code)
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                      400,000 Shares of Common Stock Issued
                   Pursuant to Written Compensation Contracts
                            (Full title of the plan)
--------------------------------------------------------------------------------

                          Leonard S. Jacob, M.D., Ph.D.
                             Chief Executive Officer
                       InKine Pharmaceutical Company, Inc.
                               Sentry Parkway West
                                1787 Walton Road
                             Building 18, Suite 440
                               Blue Bell, PA 19422
                     (Name and address of agent for service)
--------------------------------------------------------------------------------

                                 (215) 283-6850
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Charles C. Zall, Esquire
                                 Saul Ewing LLP
                               Centre Square West
                         1500 Market Street, 38th Floor
                           Philadelphia, Pa 19102-2186
                                 (215) 972-7777

               See next page for calculation of registration fee.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                               Proposed
                                        Proposed Maximum       Maximum
Title of Securities to   Amount to be    Offering Price       Aggregate          Amount of Registration Fee (3)
    be Registered         Registered        Per Share       Offering Price
--------------------------------------------------------------------------------------------------------------------
Common Stock, Par           300,000 (1)        $0.61                                       $ 75.00
Value $0.0001 Per
Share                                                          $283,000

Common Stock, Par
Value $0.0001 Per           100,000 (2)        $1.00
Share
====================================================================================================================

(1) Represents shares issuable upon exercise of options previously granted to Leonard S. Jacob, M.D., Ph.D. pursuant to a written compensation contract dated November 6, 1997, the beneficial ownership of which was subsequently transferred to Terri Jacob (Doctor Jacob's former spouse) pursuant to a Qualified Domestic Relations Order entered into on October 27, 1998.

(2) Represents shares issuable upon exercise of options previously granted to Leonard S. Jacob, M.D., Ph.D. pursuant to a written compensation contract dated November 6, 1997, the beneficial ownership of which was subsequently transferred to Terri Jacob (Doctor Jacob's former spouse) pursuant to a Qualified Domestic Relations Order entered into on October 27, 1998.

(3) The registration fee with respect to these shares has been computed in accordance with paragraph (c) and (h) of Rule 457, based upon the stated exercise price of such options.

                      REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, SEC File No. 333-33898, and all amendments thereto, are incorporated herein by reference.

Item 3. Incorporation of Documents by Reference.

        The documents listed in (a) through (d) below are incorporated by reference in this registration statement; and all documents subsequently filed by InKine pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

        (a) InKine's annual report on Form 10-K for the fiscal year ended June 30, 2000;

        (b) InKine's Current Reports on Form 8-K, dated August 11, 2000 and September 27, 2000; and

        (c) The description of InKine's Common Stock which is contained in any Registration Statement or report of InKine filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purposes of updating such description.

Item 8. Exhibits.

        The following is a list of exhibits filed as part of the Registration Statement:

   5    Opinion of Saul Ewing LLP
   23.1 Consent of KPMG LLP, independent auditors
   23.2 Consent of Saul Ewing LLP (contained in Exhibit No. 5)
   24   Power of Attorney (included on signature page of the Registration
        Statement)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, InKine certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania, on November 14, 2000.

                                          InKine Pharmaceutical Company, Inc.

                                           By: /s/ Leonard S. Jacob, M.D., Ph.D.
                                               ---------------------------------
                                                   Leonard S. Jacob, M.D., Ph.D.
                                                   Chairman of the Board and
                                                   Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Leonard S. Jacob and Robert F. Apple, or either of them, his true and lawful attorneys-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of InKine Pharmaceutical Company, Inc., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                              NOTICE TO SIGNATORIES

        The purpose of this Power of Attorney is to give Leonard S. Jacob, M.D., Ph.D. and Robert F. Apple (each an "Agent" and together, the "Agents") the power to execute certain documents related to this Registration Statement on your behalf.

        This Power of Attorney does not impose a duty on the Agents to exercise granted powers, but when powers are exercised, they must use due care to act for your benefit and in accordance with this Power of Attorney.

        Agents may exercise the powers given here for the period during which this registration statement is effective, even after you become incapacitated, unless you expressly limit the duration of these powers or you revoke these powers or a court acting on your behalf terminates the Agents' authority. A court can take away the powers of the Agents if it finds the Agents are not acting properly.

        The powers and duties of an agent under a Power of Attorney are explained more fully in 20 Pa. C.S. Ch. 56.

        If there is anything about this form that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

        By signing below you are attesting that you have read or had explained to you the above Notice and you understand its contents.

            Signature                               Title                                Date

/s/ Leonard S. Jacob, M.D., Ph.D.       Chairman of the Board,                      November 14, 2000
---------------------------------       Chief Executive Officer and Director
Leonard S. Jacob, M.D., Ph.D.           (Principal Executive Officer)


/s/  Robert F. Apple                    Senior Vice President, and Chief            November 14, 2000
--------------------                    Financial Officer
Robert F. Apple                         (Principal Financial and
                                        Accounting Officer)

/s/  J.R. LeShufy                       Director                                    November 14, 2000
-----------------
J.R. LeShufy

/s/  Steven B. Ratoff                   Director                                    November 14, 2000
---------------------
Steven Ratoff

/s/  Thomas P. Stagnaro                 Director                                    November 14, 2000
-----------------------
Thomas P. Stagnaro

/s/  Robert A. Vukovich, Ph.D.          Director                                    November 14, 2000
------------------------------
Robert A. Vukovich, Ph.D.

/s/  Jerry A. Weisbach, Ph.D.           Director                                    November 14, 2000
-----------------------------
Jerry A. Weisbach, Ph.D.

                            ACKNOWLEDGEMENT OF AGENT

        The undersigned have read the above Power of Attorney and acknowledge that each of them, respectively, is the person identified as the agent for the principals listed above. The undersigned hereby acknowledge that in the absence of a specific provision to the contrary in the Power of Attorney or in 20 Pa. C.S. when they, respectively, act as agent, each of them:

        (i)   shall exercise the powers for the benefit of the principal;
        (ii)  shall exercise reasonable caution and prudence; and
        (iii) shall keep a full and accurate record of all actions on behalf of the principal.

          Signature                                Title                                  Date
/s/ Leonard S. Jacob, M.D., Ph.D.       Chairman of the Board,                      November 14, 2000
---------------------------------       Chief Executive Officer and Director
Leonard S. Jacob, M.D., Ph.D.           (Principal Executive Officer)

/s/  Robert F. Apple                    Senior Vice President, and Chief            November 14, 2000
--------------------                    Financial Officer
Robert F. Apple                         (Principal Financial and
                                        Accounting Officer)

                                  EXHIBIT INDEX
 Exhibit
 Number                         Name of Document
--------------------------------------------------------------------------------

    5   Opinion of Saul Ewing LLP

   23.1 Consent of KPMG LLP, independent auditors

   23.2 Consent of Saul Ewing LLP (contained in Exhibit No. 5)

   24   Power of Attorney (included on signature page of the Registration
        Statement)